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As filed with the Securities and Exchange Commission on December 15, 2009.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COWEN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	27-0423711 (I.R.S. Employer Identification No.)

599 Lexington Avenue
New York, New York 10022
(212) 845-7900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Kevin McCarthy
General Counsel
Cowen Group, Inc.
599 Lexington Avenue
New York, New York 10022
(212) 845-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David K. Boston, Esq. Laura L. Delanoy, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Michael T. Kohler, Esq. Bartholomew A. Sheehan, III, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-163372

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Shares to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Class A common stock, par value $0.01	97,353	$486,765	$28

(1)
Includes shares of Class A common stock that the underwriters have an option to purchase solely to cover over-allotments.

(2)
Based on the public offering price of $5.00.

         This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This Registration Statement on Form S-1 is being filed with respect to the registration of 97,353 additional shares of Class A common stock, par value $0.01 per share, of Cowen Group, Inc., a Delaware corporation (the "Company"), including 12,698 shares that the underwriters have an option to purchase solely to cover over-allotments, if any, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Company's Registration Statement on Form S-1, as amended (File No. 333-163372), initially filed by the Company on November 25, 2009 and declared effective by the Securities and Exchange Commission on December 15, 2009, are incorporated in this Registration Statement by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

        All exhibits filed with or incorporated by reference in the Company's Registration Statement on Form S-1, as amended (File No. 333-163372), are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith:

Exhibit No.	Description
5.1	Opinion of Willkie Farr & Gallagher LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Willkie Farr & Gallagher LLP (included in the opinion referred to in 5.1 above).

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of December, 2009.

Cowen Group, Inc.
By:	/s/ PETER A. COHEN
Name: Peter A. Cohen Title: Chairman of the Board, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ PETER A. COHEN Peter A. Cohen	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	December 15, 2009
/s/ DAVID M. MALCOLM David M. Malcolm	Director	December 15, 2009
/s/ JULES B. KROLL Jules B. Kroll	Director	December 15, 2009
/s/ JEROME S. MARKOWITZ Jerome S. Markowitz	Director	December 15, 2009
/s/ JACK H. NUSBAUM Jack H. Nusbaum	Director	December 15, 2009
/s/ L. THOMAS RICHARDS, M.D. L. Thomas Richards, M.D.	Director	December 15, 2009
/s/ EDOARDO SPEZZOTTI Edoardo Spezzotti	Director	December 15, 2009
/s/ JOHN E. TOFFOLON, JR. John E. Toffolon, Jr.	Director	December 15, 2009
/s/ CHARLES W.B. WARDELL, III Charles W.B. Wardell, III	Director	December 15, 2009
/s/ JOSEPH R. WRIGHT Joseph R. Wright	Director	December 15, 2009
/s/ STEPHEN A. LASOTA Stephen A. Lasota	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 15, 2009

 Exhibit Index

Exhibit No.	Description
5.1	Opinion of Willkie Farr & Gallagher LLP.†
23.1	Consent of PricewaterhouseCoopers LLP.†
23.2	Consent of Ernst & Young LLP.†
23.3	Consent of Willkie Farr & Gallagher LLP (included in the opinion referred to in 5.1 above).†

†
Filed herewith.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
Exhibit Index